UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.                                          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on June 29, 2011, Satcon Technology Corporation (the “Company”) entered into a Securities Purchase Agreement pursuant to which it issued in a private placement a $16,000,000 unsecured, subordinated convertible note (the “Note”).  On October 4, 2012, the Company received a notice from the noteholder pursuant to Section 4(b) of the Note that an event of default currently exists under the note as a result of the Company’s failure to pay the installment amount due on October 1, 2012 (the “Notice”).  Under Section 4(b) of the Note, at any time after the noteholder becomes aware of an event of default, the noteholder may require the Company to redeem all or any portion of the outstanding amounts under the Note by delivering a notice to the Company.  The Notice requests that the Company remit a redemption amount equal to approximately $7.5 million, representing 120% of the outstanding principal and accrued and unpaid interest on the Note.  The Notice also provides that the noteholder has not limited any of its rights under the Note by delivery of the Notice.

Pursuant to the terms of the Note, the Company is to deliver the redemption amount within five business days of receipt of the Notice, and the Company does not intend to pay the redemption amount within such period.  If the Company does not pay the redemption amount within such period, the noteholder may at anytime thereafter have the option, in lieu of receiving the redemption amount, to require the Company to issue a new promissory note to replace the existing Note equal to the redemption amount and having a conversion price equal to the lesser of (i) the conversion price as in effect on the date the noteholder withdraws the prior Notice as to all or any portion of the redemption amount and (ii) 90% of the closing bid price of the Company’s common stock during the period beginning on and including the date on which the Notice was delivered and ending on and including the date on which the Notice was withdrawn.

The Company’s failure to pay the installment amount when due under the Note constitutes an event of default under the Company’s Amended and Restated Credit Agreement, dated as of April 22, 2011, with Silicon Valley Bank (the “Bank”), as amended to date (the “Credit Agreement”), and under the Company’s Venture Loan and Security Agreement with Compass Horizon Funding Company LLC, as amended to date.  Under the Credit Agreement, the Bank may elect to terminate any future advances to the Company, to accelerate all amounts understanding under the Credit Agreement, and/or to take any other actions to enforce its rights under the Credit Agreement, but has not done so at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 11, 2012	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer